THRIVENT INVESTMENT MANAGEMENT INC.
625 Fourth Avenue South
Minneapolis, Minnesota  55415

January 29, 2004

John O. Gilbert, Chairman
The AAL Mutual Funds
625 Fourth Avenue South
Minneapolis, Minnesota  55415

Dear Mr. Gilbert:

This  letter is to  confirm  to you that,  effective  with the  merger of  various  series of The
Lutheran  Brotherhood  Family  of Funds  into the  comparable  series  of The AAL  Mutual  Funds,
Thrivent  Investment  Management Inc.  ("Thrivent  Investment  Mgt."), the investment adviser for
The  AAL  Mutual  Funds,  has  voluntarily  agreed  to  temporarily  reimburse  certain  expenses associated with some of the Funds as detailed below:

1.    Thrivent  Investment  Mgt. has voluntarily  agreed,  through at least December 31, 2005, to temporarily  reimburse  certain  expenses  equal in the  aggregate  to 0.80% of the average daily net assets with respect to each class of the Thrivent Large Cap Growth Fund.

2.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2005, to temporarily  reimburse certain expenses equal to 0.10% of the average daily net assets with respect to each class of the Thrivent Money Market Fund.

3.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2004, to temporarily  reimburse certain expenses equal to 0.33% of the average daily net assets with respect to Class B shares of the Thrivent Mid Cap Growth Fund.

4.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2004, to temporarily  reimburse certain expenses equal to 0.18% of the average daily net assets with respect to Class B shares of the Thrivent International Fund.

5.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2004, to temporarily  reimburse certain expenses equal to 0.39% of the average daily net assets with respect to Class B shares of the Thrivent Large Cap Stock Fund.

6.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2004, to temporarily  reimburse certain expenses equal to 0.24% of the average daily net assets with respect to Class B shares of the Thrivent High Yield Fund.

7.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2004, to temporarily  reimburse certain expenses equal to 0.31% of the average daily net assets with respect to Class B shares of the Thrivent Income Fund.

8.    Thrivent Investment Mgt. has voluntarily  agreed,  through at least December 31, 2004, to temporarily  reimburse certain expenses equal to 0.08% of the average daily net assets with respect to Class B shares of the Thrivent Municipal Bond Fund.

Sincerely,

_______________________________
Charles D. Gariboldi, Vice President